Exhibit 99.1

FOR IMMEDIATE RELEASE

FLEXSHOPPER, INC. AWARDED PATENT FOR LTO SYSTEM

Boca Raton, FL (September 24, 2018) - FlexShopper, Inc. (Nasdaq: FPAY, “FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, announced today that it has been awarded U.S. Patent Number 10,089,682 from the United States Patent and Trademark Office (the “USPTO”) for its system that enables e-commerce servers to complete LTO transactions through their e-commerce websites. Pursuant to the issue notification received from the USPTO, the projected patent issue date is October 2, 2018.

Brad Bernstein, CEO, stated, “The issuance of this patent represents a significant milestone for FlexShopper and underscores our continuous innovation to LTO payment technology. We believe this patent will constitute a significant differentiator for us as we seek to continue to build our position as a leading LTO payment solution provider and national LTO retailer.”

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on an LTO basis through its ecommerce marketplace (www.FlexShopper.com) and LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods. Follow us on Facebook or Twitter @FlexShopper.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

IR Contacts:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com